SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 27, 2005, QuadraMed Corporation (the “Company”) announced that, in early 2005, the Company was approached by a health information services company which expressed an interest in a possible business combination with QuadraMed. In response to this unsolicited proposal, the Board of Directors formed a Special Committee of independent directors to evaluate this proposal and other alternatives. After careful consideration, the Special Committee and the Board of Directors concluded that it was not in the best interest of the Company’s shareholders to further pursue any of these proposals. Certain expenses incurred as a result of these activities will be included in the Company’s Statement of Operations for the quarter ended June 30, 2005.

A copy of the Company’s press release announcing these developments is furnished as Exhibit 99.1 and is incorporated herein by reference to this Item 8.01.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibit

Exhibit 99.1	QuadraMed Corporation Press Release, dated July 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 27, 2005

QuadraMed Corporation

/s/ John C. Wright
John C. Wright
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	QuadraMed Corporation Press Release, dated July 27, 2005.